CONFIDENTIAL

Exhibit 10.25

Portions of this Exhibit have been redacted because they are both (i) not material and (ii) the registrant customarily and actually treats such information as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

CONFIDENTIAL RELEASE AND SEPARATION AGREEMENT

This Confidential Release and Separation Agreement (“Agreement”) is made by and between Jeffrey M. Fryer, [***] (“Employee” or “you”), on behalf of yourself and your agents, assignees, heirs, executors, administrators, beneficiaries, trustees, legal representatives and assigns (collectively “Employee Parties”), and Rallybio Corporation, its subsidiaries, parents, affiliates, divisions and related entities (the “Company”), on behalf of its and their successors, predecessors, assigns, present or former directors, officers, executives, agents, attorneys, shareholders, fiduciaries or employees or any person acting on behalf of any of them (collectively, the “Company Released Parties”).

WHEREAS, you entered into the Amended and Restated Employment Agreement between you and Rallybio, LLC, a wholly-owned subsidiary of Rallybio Corporation, on July 15, 2021 (the “Employment Agreement”); and

WHEREAS, you and the Company wish to enter into this Agreement to fully resolve any actual or potential claims, including without limitation claims arising out of your employment with and/or separation from the Company;

NOW, THEREFORE, in consideration of the promises and mutual covenants set forth herein, Employee and the Company agree as follows:

1.
End of Employment. Your employment with the Company ended effective February 15, 2023 (the “Separation Date”). Regardless of whether you sign this agreement, you will be paid your base salary through the Separation Date. You acknowledge that (i) with the receipt of your final paycheck, you will have received all compensation and benefits that were due to you through the Separation Date as a result of services performed for the Company; and (ii) you have reported to the Company any and all work-related injuries incurred during your employment. You acknowledge that you have resigned from your employment, from any and all officer positions you hold with the Company, from any and all memberships you hold on any board of managers or any other governing board of the Company and from any and all memberships you hold on any of the committees of any such boards (together, the “Resignations”) with such Resignations having been effective as of the Separation Date (as defined below). The Company hereby accepts the Resignations as of the Separation Date. You hereby acknowledge and agree that you will execute such additional documents as requested by the Company to evidence the Resignations.
2.
Status of Employee Benefits; Equity Awards.
(a)
Except for any right you may have to continue your participation and that of your eligible dependents in the Company’s medical, dental, and vision plans under the federal law known as “COBRA” or similar applicable law (together, “COBRA”), your participation in all employee benefit plans of the Company ended as of the Separation Date, in accordance with the terms of those plans. You acknowledge that you have not continued to earn paid time off or other similar benefits after the Separation Date. You will receive information about your COBRA continuation rights under separate cover.
(b)
Your rights and obligations with respect to any restricted stock, stock options and other equity or equity-based awards granted to you by the Company which had vested as of the Separation Date shall be governed by the applicable equity incentive plan and the award agreement evidencing such award. All equity awards that were unvested as of the Separation Date have been cancelled for no consideration as of that date, except as set forth below in Section 3.
3.
Consideration. In exchange for your execution of and compliance with this Agreement, and provided that you do not revoke this Agreement as set forth in Section 18, the Company will provide you with the benefits set forth below in this Section 3, which shall be in full satisfaction of any severance benefits owed to you under the Employment Agreement. In consideration for your execution, non-revocation of and compliance with this Agreement, the Company will accelerate the vesting of the unvested equity awards set forth on Schedule A attached hereto, which are issued and outstanding shares of common stock of the Company subject to a risk of forfeiture, effective on the Effective Date (as defined in Section 18 hereof). On the Separation Date, all other unvested equity awards granted to you will be cancelled and/or forfeited in accordance with their terms.
4.
Non-Admission. The Company’s offer of this Agreement to you and any payments made under this Agreement do not constitute an admission by the Company that you have any claim of any kind against the Company or that the Company admits to any liability.
5.
Release. In exchange for the consideration described in Section 3 of this Agreement, and provided that you do not revoke this Agreement as set forth in Section 18, you and the Employee Parties agree to release the Company and the Company Released Parties from all known and unknown claims of any type through the date you execute this Agreement, including without limitation, any known or unknown claims arising out of anything having to do with your employment with the Company or the end of your employment. This means that you and the Employee Parties give up these claims to the fullest extent permitted by law, including without limitation:
(a)
claims for any pay, compensation or benefits, bonuses, commissions, incentive pay, paid or unpaid leave or time off, salary, separation or severance pay or benefits, wages, unpaid accrued vacation or other paid time off, overtime, unvested equity, or any other form of compensation whatsoever (including penalties for non-payment), costs, damages, interest, expenses or insurance;
(b)
claims concerning any express or implied employment contracts, covenants or duties;
(c)
claims for defamation; detrimental reliance; fraud; impairment/loss of business/economic opportunity; insufficiency of termination notice; intentional/negligent infliction of emotional distress; interference with contractual or legal rights; invasion of privacy; loss of consortium; misrepresentation; negligence including negligent hiring/retention/supervision; personal injury; premises liability; promissory estoppel; public policy violation; retaliatory discharge; tortious interference; posting requirement violations; records access violations; wrongful termination; or any other federal, state, local or common law claims;

(d)
claims of discrimination based on age, ancestry, benefit entitlement, color, concerted activity, disability, failure to accommodate, gender, gender identity or expression, genetics, harassment, income source, leave rights, marital status, military status, national origin, parental status, perception of a protected characteristic, political affiliation, race, religion, retaliation, sex, sexual orientation, union activity, veteran status or other legally protected status; claims that any payment under this Agreement was affected by any such discrimination; or any other claims under Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1866; the Civil Rights Act of 1991; the Equal Pay Act of 1963; the Age Discrimination in Employment Act (“ADEA”) and the Older Workers Benefit Protection Act; the Americans with Disabilities Act; the Family and Medical Leave Act; the Employee Retirement Income Security Act; the Sarbanes-Oxley Act of 2002; or the False Claims Act; each as amended;
(e)
claims arising under state or local law, including, but not limited to, the Connecticut Fair Employment Practices Act, Conn. Gen. Stat. §§ 46a-51 et seq.; the Connecticut Human Rights and Opportunities Act, Conn. Gen. Stat. § 46a-60; the Connecticut Equal Pay Law, Conn. Gen. Stat. § 31-75; and the Connecticut Family and Medical Leave Law, Conn. Gen. Stat. §§ 31-51kk et seq., each as amended; and
(f)
any right to be or remain a member of any class or collective action against the Company or the Company Released Parties.

You acknowledge and agree that, as a condition of this Agreement, you and the Employee Parties expressly release all rights and claims against the Company or the Company Released Parties that you know about, as well as those you may not know about. For the purpose of implementing a full and complete release and discharge of the Company, the Company Released Parties, and others released herein, you expressly acknowledge that this Agreement is intended to include and does include in its effect, without limitation, all claims which you do not know or suspect to exist, and that this Agreement contemplates the extinguishment of any such claim or claims, except to the extent precluded by federal, state or local statutes.

6.
Disclosure. In addition to the foregoing, and in further exchange for the consideration described in Section 3 of this Agreement, you specifically represent and warrant that as of the date that you execute this Agreement, either you (i) have disclosed to the Company’s General Counsel or to another member of the Company’s internal Legal Department in writing any matter that you know, suspect or have reason to know or suspect could constitute an actual or potential violation of the Company’s Code of Business Conduct and Ethics, or similar code of business conduct and ethics, or of any internal or external legal, regulatory or compliance requirement applicable to the Company in any jurisdiction in which it does business, or (ii) have no information concerning any such matter.
7.
Promise Not to Sue. Without limiting your rights under Section 12 of this Agreement, you promise not to sue the Company or any Company Released Party for any claims covered by Section 5 of this Agreement, and not excluded by any other section of this Agreement. This promise not to sue is separate from and in addition to your promises in Section 5 of this Agreement.
8.
Nondisparagement. Subject to the second and third sentences of Section 12 of this Agreement, you agree not to make comments injurious to the reputation of the Company or the Company Released Parties or otherwise disparage the Company or the Company Released Parties.

Any disclosure by you in good faith in connection with any legal proceedings between you and the Company, in response to legal process, required governmental testimony or filings, or administrative or arbitral proceedings (including, without limitation, depositions in connection with such proceedings) shall not be deemed to violate this Section 8. The Company agrees that it will instruct members of the Rallybio leadership team not to make any disparaging or defamatory statements about you at any time, oral or written (including in any electronic form), to any other person or entity.
9.
Continuing Obligations. You acknowledge and agree that the restrictive covenants in Section 11 of the Employment Agreement and in the Confidential Information and Invention Assignment Agreement which you signed in connection with your employment (collectively, the “Continuing Obligations”), survive your separation from the Company and remain in full force and effect, subject to the second and third sentences of Section 12 of this Agreement. Without limiting your obligations under the Continuing Obligations, you agree to comply with the covenants listed below following the Separation Date.
(a)
Confidentiality. You recognize that an unauthorized disclosure or use of Confidential or Proprietary Information (as defined below) could cause damage to the Company. Therefore, you agree to hold in confidence and not to disclose or use, or authorize anyone else to disclose or use, any Confidential or Proprietary Information of the Company at any time following the Separation Date without the express consent of the Company. For purposes of this Agreement, “Confidential or Proprietary Information” shall be deemed to include any information, knowledge, records, data or trade secrets of the Company (whether or not reduced to written, electronic, magnetic or other tangible form) coming into your possession, or which you have learned, or to which you have access, or which you developed or discovered as a result of your employment with the Company. Trade secrets hereunder shall include without limitation information that has commercial value to the Company from a negative viewpoint, such as the results of research which proves that certain processes used to attempt to develop new technology will be unsuccessful. Notwithstanding the foregoing, this Section 9(a) shall not apply to any matter which is now or becomes part of the public domain, other than through your improper act or omission, which you can reasonably demonstrate was known to you prior to the commencement of your employment with the Company or which you can reasonably demonstrate was disclosed to you by a third party which did not obtain the information, directly or indirectly, under any obligation of confidence to the Company. Further, this Section 9(a) shall not apply to information which you are required to disclose by enforceable legal processes.
(b)
Noncompetition. You acknowledge that, (i) prior to the Separation Date, you performed valuable services for the Company, and that your performance of such services to a competing business will result in irreparable harm to the Company, (ii) you have had and will have access to certain confidential information which, if improperly disclosed, would unfairly and inappropriately assist in competition against the Company, and (iii) you have generated and will generate goodwill for the Company in the course of your employment. Accordingly, for a period of twelve (12) months following the Separation Date, you agree that you will not, directly or indirectly, own, manage, operate, control, be employed by (whether as an employee, consultant, independent contractor or otherwise, and whether or not for compensation) or render services to any person, firm, corporation or other entity, in whatever form, engaged in the Business (as defined below), in any locale of any country in which the Company conducts the Business. For purposes hereof, the term “Business” shall mean the business of developing biological medicines for treating patients with devastating diseases in which the Company is engaged in upon the Separation Date or in which the Company has actively evaluated and pursued as a potential business, on or prior to the Separation Date, to be engaged in on or after such date. Notwithstanding the foregoing, nothing herein shall prohibit you from being a passive owner of not more than two percent (2%) of the equity securities of a publicly traded corporation engaged in a business that is in competition with the Company, so long as you have no active participation in the business of such corporation.
(c)
Nonsolicitation; Noninterference. For a period of twelve (12) months following the Separation Date, you agree that you shall not, directly or indirectly, individually or on behalf of any other person, firm, corporation or other entity, (i) solicit, aid or induce any customer of the Company with whom you had direct dealings while employed by the Company to purchase goods or services then sold by the Company from another person, firm, corporation or other entity or assist or aid any other person or entity in identifying or soliciting any such customer, (ii) solicit, aid or induce any employee, representative or agent of the Company to leave such employment or retention or to accept employment with or render services to or with any other person, firm, corporation or other entity unaffiliated with the Company, or hire or retain any such employee, representative or agent, or take any action to materially assist or aid any other person, firm, corporation or other entity in identifying, hiring or soliciting any such employee, representative or agent, or (iii) knowingly interfere, or knowingly aid or induce any other person or entity in interfering, with the relationship between the Company and any of their respective vendors, joint venturers or licensors. An employee, representative or agent shall be deemed covered by this Section 9(c) while so employed or retained and for a period of nine (9) months thereafter. Notwithstanding the foregoing, the provisions of this Section 9(c) shall not be violated by general advertising or solicitation not specifically targeted at Company-related persons or entities.
(d)
Remedies. You acknowledge that you have read and considered the restraints imposed upon you pursuant to this Section 9. You agree without reservation that these restraints are necessary for the reasonable and proper protection of the Company, and are reasonable in respect to subject matter, length of time, and geographic area. If you commit a breach, or threaten to commit a breach, of any provision of this Section 9, the Company shall have the right and remedy to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages may not provide an adequate remedy to the Company. You therefore agree that the Company, in addition to any other remedies available to it, shall be entitled to preliminary and permanent injunctive relief against any breach or threatened breach by the Company of any of the provisions of this Section 9, without having to post bond.
(e)
Severability; Modification. If any of the covenants contained in this Section 9, or any part thereof, is hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect without regard to the invalid portions. Moreover, if any of the covenants contained in this Section 9, or any part thereof, are held to be unenforceable because of the duration or scope of such provision or the area covered thereby, you and the Company agree that the court making such determination shall have the power to reduce the duration and/or area of such provision, and you and the Company intend for the court to modify the duration and/or area of such provision to the maximum extent permitted by law. You and the Company agree that, in its reduced form, such provision shall then be enforceable. In the event that the courts of any state of the United States shall hold any such covenant wholly unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect the Company’s right to the relief provided above in the courts of any other states within the geographical scope of such other covenants, as to breaches of such covenants in such other respective jurisdictions, the above covenants as they relate to each state being, for this purpose, severable into diverse and independent covenants.
10.
Return of Company Property. You agree that you have returned or will return immediately, all property belonging to the Company, including, but not limited to, any Company-provided laptops, computers, cell phones, wireless electronic mail devices or other equipment, or any property belonging to the Company and any Company documents. You also agree to disclose to the Company all passwords necessary or desirable to obtain access to, or that would assist in obtaining access to, any information which you have password-protected on any computer equipment, network or system of the Company. By your signature below, you warrant and representation that you have conducted a thorough search for Company property in all such electronic document storage accounts and electronic devices, as well as all files and hard copy documents in your possession, custody, or control.
11.
Cooperation. You agree to cooperate with, and assist, the Company to ensure a smooth transition of your work responsibilities. For two years following the Separation Date, you will provide such information as the Company may reasonably request with respect to any Company-related transaction or other matter in which you were involved in any way while employed by the Company. You further agree to assist and cooperate with the Company in connection with the defense, prosecution, government investigation, or internal investigation of any claim or matter that may be made against, concerning, or by the Company. Such assistance and cooperation shall include timely, comprehensive, and truthful disclosure of all relevant facts known to you, including through in-person interview(s) with the Company’s internal Legal Department or outside counsel for the Company. You shall be entitled to reimbursement for all properly documented expenses incurred in connection with rendering services under this Section 11, including, but not limited to, reimbursement for all reasonable travel, lodging, and meal expenses.
12.
Non-Interference with Rights. The Release set forth in Section 5 of this Agreement excludes any claims for breach of this Agreement, claims challenging the enforceability of this Agreement under the ADEA, and claims which cannot be waived by law, such as claims for unemployment or worker’s compensation benefits, or claims for vested/earned benefits under ERISA-covered employee benefit plans. Further, you understand, agree and acknowledge that nothing contained in this Agreement, including but not limited to Sections 5 (Release), 6 (Disclosure), 7 (Promise Not to Sue), 8 (Nondisparagement), 9 (Continuing Obligations), 10 (Return of Company Property), 11 (Cooperation), will prevent, prohibit or restrict you from reporting possible violations of any law or regulation to, making disclosures to, and/or participating or cooperating in any investigation or proceeding conducted by the National Labor Relations Board (“NLRB”), the Equal Employment Opportunity Commission (“EEOC”), the U.S. Department of Labor, the Securities and Exchange Commission, and/or any other governmental agency or entity charged with the enforcement of any laws, or from exercising rights under Section 7 of the National Labor Relations Act to engage in joint activity with other employees, except that you acknowledge that, to the maximum extent permitted by law, you are waiving your right to recover any benefits, including without limitation monetary damages, in connection with any such claim, charge or proceeding brought against the Company, regardless of who filed or initiated any such complaint or charge and/or in what forum such complaint or charge is brought in. Notwithstanding any other provision in this Agreement, you are not required to seek authorization from the Company or to notify the Company before making any such report or disclosure, or before participating or cooperating in any investigation or proceeding. You acknowledge that you have been notified in accordance with the Defend Trade Secrets Act of 2016, 18 U.S.C. § 1833(b), that you will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. You further acknowledge that you have been notified that if you file a lawsuit for retaliation against the Company for reporting a suspected violation of law, you may disclose the Company’s trade secrets with your attorney and use the trade secret information related to that suspected violation of law in the court proceeding if you: (a) file any document containing the trade secret under seal; and (b) do not disclose the trade secret, except pursuant to court order. Notwithstanding this immunity from liability, you may be held liable if you unlawfully access trade secrets by unauthorized means.
13.
Remedies. You agree that if you are found to have violated this Agreement, you will pay the Company’s reasonable attorneys’ fees, court costs and other expenses to enforce this Agreement, in addition to any other available relief. Without limiting the foregoing, you further acknowledge and agree that, if you violate the terms of this Agreement by, without limitation, violating the covenants in Sections 5 (Release), 6 (Disclosure), 7 (Promise Not to Sue), 8 (Nondisparagement), 9 (Continuing Obligations), 10 (Return of Company Property), or 11 (Cooperation), the Company may (a) recapture the value of any proceeds from the exercise or sale of equity awards that were unvested as of the Separation Date, (b) require you to return all but $100.00 of the payments and benefits provided to you under this Agreement, and (c) suspend payment of any further payments and benefits provided to you under this Agreement. Nothing herein shall limit your rights under Section 12 of this Agreement.
14.
Choice of Law and Forum. This Agreement shall be governed by and construed under the laws of the State of Connecticut, without regard to its conflicts of law rules. You and the Company hereby consent to the jurisdiction of the federal and state courts located in the State of Connecticut to resolve any disputes arising out of the interpretation or administration of this Agreement.
15.
Successors. This Agreement shall be binding upon and inure to the benefit of you and the Employee Parties, the Company, the Company Released Parties, and their respective heirs, representatives, executors, administrators, successors, insurers, and assigns, and shall inure to the benefit of each and all of them.
16.
Severability. The provisions of this Agreement are severable, and if any part of it is found to be unenforceable or invalid, the other Sections shall remain fully valid and enforceable.
17.
Representations. You acknowledge and agree that:
(a)
you are advised, and by being given a copy of this Agreement, have been advised to consult with an attorney of your own choice, and you have been given the opportunity to do so prior to signing this Agreement;

(b)
you have not been promised anything besides what is in this Agreement;
(c)
the benefits described in this Agreement exceed the amount that you otherwise would receive at the end of your employment with the Company and provide adequate and sufficient consideration to support this Agreement;
(d)
you have reviewed this Agreement and are signing this Agreement knowingly and voluntarily;
(e)
you have not been coerced or threatened into signing this Agreement;
(f)
you do not have any pending court or administrative complaint or action against the Company;
(f)
you were not required to waive any attorneys’ fees as a condition of this Agreement; and
(h)
this Agreement can only be modified in a written document signed by both you and the Company.
18.
Time Periods. You are given twenty-one (21) days from the date you receive this Agreement to consider it before executing it (“Consideration Period”). You may sign this agreement any time after your Separation Date and before the close of business on the final day of the Consideration Period. If you sign this Agreement prior to the end of the Consideration Period, your signature constitutes a voluntary waiver of this Consideration Period. You agree with the Company that changes to this Agreement, whether material or immaterial, do not restart the running of the Consideration Period.

You will have seven (7) calendar days after you sign this Agreement to revoke it (“Revocation Period”) by providing written notice to the Company during the Revocation Period. Any revocation must be made in writing, postmarked no later than the close of business on the 7th day of the Revocation Period and addressed to:

Kim Stepanski
Head of Human Resources
Rallybio Corporation
234 Church Street, Suite 1020
New Haven, CT 06510

This Agreement will not become effective or enforceable until the Revocation Period has expired (“Effective Date”). If you do not revoke this Agreement, you will receive the consideration described in Section 3 of this Agreement.

Notwithstanding anything to the contrary in this Agreement, if the Consideration Period or the Revocation Period spans two calendar years, any payments to which you become entitled under this Agreement following the Effective Date will be paid in the second calendar year to the extent such payments constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (“IRC §409A”).

19.
Section 409A. This Agreement is intended to comply with the applicable requirements of IRC §409A and shall be construed accordingly. All references in this Agreement to termination of employment, a termination, retirement, cessation of employment, separation from service, and correlative terms, that result in the payment or vesting of any amounts or benefits that constitute “nonqualified deferred compensation” within the meaning of IRC §409A shall be construed to require a Separation from Service (as defined below), and the date of such termination in any such case shall be construed to mean the date of the Separation from Service. Each of the payments required to be made under this Agreement shall be treated as a separate payment and the right to a series of installment payments under this Agreement shall be treated as a right to a series of separate payments for purposes of IRC §409A. If you are a Specified Employee (as defined below) on the Separation Date, if any payment hereunder that is payable by reason of the termination of your employment constitutes “nonqualified deferred compensation” subject to IRC §409A and would otherwise have been required to be paid during the six (6)-month period following such termination of employment, it shall instead be delayed and paid, without interest, in a lump sum on the date that is six (6) months and one (1) day after your termination of employment (or, if earlier, the date of your death). You are solely responsible for any tax penalties that may be imposed on you as a result of IRC §409A. In no event shall the Company have any liability relating to the failure or alleged failure of any payment or benefit under this Agreement to comply with, or be exempt from, the requirements of IRC §409A. For purposes of the foregoing:

“Separation from Service” shall mean a “separation from service” (as that term is defined at Section 1.409A-1(h) of the Treasury Regulations under IRC §409A after giving effect to the presumptions contained therein) from the Company and from all other corporations and trades or businesses, if any, that would be treated as a single “service recipient” with the Company under Section 1.409A-1(h)(3) of such Treasury Regulations. The Board of Directors of Rallybio Corporation (the “Board”) or the Compensation Committee thereof (the “Committee”) may, but need not, elect in writing, subject to the applicable limitations under IRC §409A, any of the special elective rules prescribed in Section 1.409A-1(h) of the Treasury Regulations for purposes of determining whether a “separation from service” has occurred. Any such written election shall be deemed part of this Agreement; and

“Specified Employee” shall mean an individual determined by the Board, the Committee, or their delegate, to be a “specified employee” as defined in subsection (a)(2)(B)(i) of IRC §409A. The Committee may, but need not, elect in writing, subject to the applicable limitations under IRC §409A, any of the special elective rules prescribed in Section 1.409A-1(i) of the Treasury Regulations for purposes of determining “specified employee” status. Any such written election shall be deemed part of this Agreement.

20.
Entire Agreement. This Agreement and its exhibits (if any) set forth the entire agreement between the parties. You are not relying on any other agreements or oral representations not fully addressed in this Agreement. Any prior agreements between or directly involving you and the Company are superseded by this Agreement (including the Employment Agreement; provided, that, Sections 7(e), 7(f), 8, 11, 12, 13, 17, 21, 22 and 23 of the Employment Agreement will survive the Separation Date and remain in full force and effect in accordance with its terms), provided however, that this Agreement shall not in any way affect, modify, or nullify any prior agreement that you entered into with the Company regarding confidentiality, trade secrets, inventions, or unfair competition, including, without limitations, the Continuing Obligations referenced in Section 9, and in the event of any conflict between this Agreement and any such prior agreement, the agreements will be interpreted to provide the Company with cumulative rights and remedies such that the terms most protective of the Company are enforced. Further, and for the avoidance of doubt, to the extent of any conflict between the terms of this Agreement and any other document concerning severance benefits, the provisions of this Agreement shall prevail. The headings in this Agreement are provided for reference only and shall not affect the substance of this Agreement.
21.
Execution. This Agreement may be executed in two or more counterparts, including by electronic delivery, each of which shall be deemed an original, and together, all of which shall constitute one original document. Original signatures that are transmitted by fax or electronic mail shall be considered original signatures under this Agreement. This Agreement is and shall be deemed to be executed under seal.

INTENDING TO BE BOUND, the undersigned have executed this Agreement under seal as of the date written below.

JEFFREY M. FRYER

/s/ [***]	/s/ Jeffrey M. Fryer		Date:	03 February 2023
[***]	Employee Signature
Notary Public, State of South Carolina

RALLYBIO CORPORATION

	/s/ Martin Mackay		Date:	15 February 2023

	By:	Martin Mackay
Chief Executive Officer

CONFIDENTIAL

Schedule A

Name of Holder	Number of Shares Accelerated	Certificate Designation Numbers
[***]	17,767	[***]
[***]	17,767	[***]
[***]	39,466	[***]
Total	75,000